UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):              September 10, 2013

INTERSIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road
Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 408-432-8888

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of  Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On September 10, 2013, Intersil Corporation (the “Company”) issued a press release announcing that Richard Crowley has been appointed Senior Vice President and Chief Financial Officer of the Company, effective September 23, 2013.  Mr. Crowley will replace Mercedes Johnson, who had been serving as the Company’s interim Chief Financial Officer pending completion of a search for a replacement for the Company’s former Chief Financial Officer, Jonathan Kennedy, who resigned effective March 31, 2013.  Ms. Johnson will resign her position as interim Chief Financial Officer on September 22, 2013 and will remain as a Director of the Company.

(c)

On September 10, 2013, the Company issued a press release announcing that Richard Crowley, 56, has been appointed Senior Vice President and Chief Financial Officer of the Company, effective September 23, 2013.  Mr. Crowley most recently served as Chief Financial Officer of Integrated Device Technology, Inc. (“IDT”) from October 2008 to September 2013.  Prior to joining IDT, Mr. Crowley served as the Vice President, Finance and Chief Financial Officer of Micrel Inc., a semiconductor company, from September 1999 to September 2008.  Mr. Crowley holds a Bachelor of Business Administration degree from the University of Notre Dame and a Master of Management in Accounting and Finance degree from Northwestern University.  Mr. Crowley will receive an annual base salary of $370,000 and will be eligible to earn a target bonus in 2013 of 75% of his base salary.  The bonus performance target will be established by the Compensation Committee of the Company's Board of Directors (the “Committee”).  On October 1, 2013 Mr. Crowley will receive a grant of 100,000 deferred stock units (“DSUs”) which will vest 25% annually over a four-year period and 31,000 shares of performance-based deferred market stock units (“MSUs”).  Pursuant to the terms of the Company’s MSU Program, the earned distribution of awards is based on the Company’s total shareholder return and stock appreciation relative to the total shareholder return and stock price appreciation of a peer group of companies. For the MSU Program in 2014, the performance measurement period will be three years beginning April 1, 2014.  Depending upon the Company’s performance, the award will be come vested, if at all, on April 1, 2017. In addition, on April 1, 2014, Mr. Crowley will be awarded 30,000 DSUs which will vest 25% annually over a four-year period. Mr. Crowley will also be entitled to participate in such life insurance, disability, medical, dental, stock plans, retirement plans and other programs as may be made generally available from time to time by the Company for the benefit of similarly situated employees or its employees generally.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release issued on September 10, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      September 10, 2013

INTERSIL CORPORATION
By: /s/ Thomas C. Tokos
Name: Thomas C. Tokos Title: Sr. Vice President, General Counsel & Secretary